Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the “Corporation“), does hereby nominate, constitute and appoint David S. Haffner, Matthew C. Flanigan and John G. Moore, or any one of them, his or her true and lawful attorneys-in-fact, to sign in the name of and on behalf of the undersigned directors of the Corporation and to file with the Securities and Exchange Commission (“SEC“) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and any other documents or further Amendments to said Annual Report, and to take such other action, all as said attorneys-in-fact, or any one of them, deem necessary or advisable to the end that such Annual Report or amendments thereto in respect of same, shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules of the SEC thereunder; and does hereby ratify and confirm all that said attorneys-in-fact, and each of them, may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney or a counterpart hereof, as of the 22nd day of February 2012.

/S/ ROBERT E. BRUNNER	/S/ RAY A. GRIFFITH
Robert E. Brunner	Ray A. Griffith

/S/ RALPH W. CLARK	/S/ DAVID S. HAFFNER
Ralph W. Clark	David S. Haffner

/S/ R. TED ENLOE, III
R. Ted Enloe, III	Joseph W. McClanathan

/S/ RICHARD T. FISHER	/S/ JUDY C. ODOM
Richard T. Fisher	Judy C. Odom

/S/ MATTHEW C. FLANIGAN	/S/ MAURICE E. PURNELL, JR.
Matthew C. Flanigan	Maurice E. Purnell, Jr.

/S/ KARL G. GLASSMAN	/S/ PHOEBE A. WOOD
Karl G. Glassman	Phoebe A. Wood